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                                                                   EXHIBIT 4.4.1
                                                                   -------------


                               FIRST AMENDMENT TO

                                CREDIT AGREEMENT


     This First Amendment to Credit Agreement (this "Amendment") is entered into as of April 18, 2000, by and between IMPERIAL BANK, a California banking corporation ("Bank") on the one hand, and Synbiotics Corporation ("Borrower") on the other hand.

     WHEREAS, Borrower and Bank are parties to that certain Credit Agreement, dated as of April 12, 2000 ( as otherwise amended, modified, revised, supplemented or restated from time to time, the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement in accordance with the terms and conditions of this Amendment.

     NOW, THEREFORE, the parties agree as follows:

1.   Schedule 5.02 PERMITTED INDEBTEDNESS:

Add the following at the end of Schedule 5.02:

"Secured Promissory Note dated April 18, 2000 in the amount of One Million Dollars ($1,000,000.00) from Synbiotics Corporation ("Maker") and Kirkegaard & Perry Laboratories, Inc. ("Holder"), as secured by specific assets listed in Exhibit B-1 to the Asset Purchase Agreement by and between Synbiotics Corporation and Kirkegaard & Perry Laboratories, Inc. dated April 18, 2000."

2.   Schedule 5.03 PERMITTED LIENS:

Add the following at the end of Schedule 5.03:

"UCC Financing Statement, #_____________ to be filed on April 18, 2000 regarding specific assets listed in Exhibit A to said financing statement and Exhibit B-1 to the Asset Purchase Agreement by and between Synbiotics Corporation and Kirkegaard & Perry Laboratories, Inc. dated April 18, 2000

     Secured Party:  Kirkegaard & Perry Laboratories, Inc.
     Debtor:         Synbiotics Corporation "

3.   Section 5.05 ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION:

In the third line of the second paragraph, delete "Exchange Agreement dated April 14, 2000" and insert "Asset Purchase Agreement dated April 18, 2000" therefor.

4.   Section 5.06 CAPITAL EXPENDITURES:

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In the second line of the second paragraph, delete "Exchange Agreement dated
April 14, 2000" and insert "Asset Purchase Agreement dated April 18, 2000" therefor.

5. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

6. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

     (a)  this Amendment, duly executed by Borrower;

     (b) if requested by Bank, Bank shall have received a certified copy of the resolutions of Borrower's board of directors authorizing the execution and delivery of this Amendment and the execution and delivery of such other documents, instruments and agreements as Bank shall reasonably request; and

     (c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                        SYNBIOTICS CORPORATION

                                        By: /s/ Michael K. Green
                                           -----------------------------
                                                Michael K Green

                                        Title:  Vice President - Finance


                                        IMPERIAL BANK

                                        By: /s/ Jamie L. Harney
                                           -----------------------------
                                                Jamie L. Harney

                                        Title:  Vice President

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